EXHIBIT 21
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                    SUMMIT BANCSHARES, INC. AND SUBSIDIARIES
                                 EXHIBIT 21
                        SUBSIDIARIES OF THE CORPORATION

Subsidiaries                                         State of Incorporation
------------                                         ----------------------
Summit National Bank, Fort Worth, Texas              National Association

Alta Mesa National Bank, Fort Worth, Texas           National Association

Camp Bowie National Bank, Fort Worth, Texas          National Association

Summit Bancservices, Inc., Fort Worth, Texas         Texas